No. ____ (One Warrant for ___ Share(s) of Common Stock)



                             CARDINAL AIRLINES, INC.
              Incorporated Under the Laws of the State of Delaware
                               WARRANT CERTIFICATE
     Unless extended by the Company, void five (5) years after date hereof



                            This is to certify that
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for value received,  the registered holder or registered assigns of this Warrant
Certificate is the owner of the number of Warrants set forth in the upper right hand corner hereof and is entitled to purchase, subject to the terms and conditions hereof and of the Warrant Resolution hereinafter referred to ____________ shares of the Common Stock of CARDINAL AIRLINES, INC. (the "Company") for every Warrant exercised at the Exercise Price and to receive a certificate for the Common Stock so purchased. The exercise price and number of shares purchasable upon exercise are subject to certain adjustments as set forth in the Warrant Resolution.
         The registered holder hereof may exercise the Warrants evidenced hereby on or after the date hereof and on or before the sooner of five (5) years after the date hereof upon presentation and surrender to the Company at 1380 Sarno Road, Suite B, Melbourne, FL 32935, or any Warrant Agent later approved by the Company. The Exercise Price shall be $11.00 per share. Such exercise must be made by payment in full of the purchase price of each share purchased either in cash or by certified or bank cashier's check payable to the order of Cardinal Airlines, Inc. with the subscription form on the reverse of this Warrant duly completed and signed.
         Subject to prior exercise, this Warrant is redeemable by the Company at a price of $.05 per Warrant, if the average closing bid price of the Common Stock for any 30 consecutive business days ending within 15 days of the date on which the notice of redemption is given exceeds $15.00 per share.
         Unless redeemed or exercised prior to the close of the Exercise Period, this Warrant will become void and the subscription right will terminate. The Company will not issue fractional shares nor will it make cash payments in lieu thereof. The Company may, upon notice to registered Warrant Holders and subject to the terms of the Warrant Resolution, reduce the Exercise Price of the Warrants or extend the Exercise Period.
         This Warrant is one of a duly authorized issue of Warrants and is subject to the terms and provisions contained in the Warrant Resolution dated January 11, 1999. A copy of the Warrant Resolution dated January 11, 1999, may be obtained for inspection upon request by the registered holder hereof from the Company or the Warrant Agent. The registered holder of this Warrant Certificate hereby consents to the terms and provisions of the Warrant Resolution dated June 20, 1996, by his or her acceptance hereof.
         In witness whereof, the Company has caused this Warrant to be executed by the signatures of its duly authorized officers and the corporate seal hereunto affixed.

Dated:  __________


CARDINAL AIRLINES, INC.


By:___________________
       President



Attest:________________
      Treasurer/Secretary
(See Reverse for Subscription and Assignment Form)

                                SUBSCRIPTION FORM
      To be Executed by the Registered Holder in Order to Exercise Warrant


TO:      Cardinal Airlines, Inc.
         1380 Sarno Road, Suite B
         Melbourne, FL 32935

         The undersigned Registered Holder hereby irrevocably elects to exercise __________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities and the Warrants shall be issued in the name of

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER


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                     (Please Print or Type Name and Address)


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and be delivered to


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                     (Please Print or Type Name and Address)


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and if such number of Warrants  shall not be all the Warrants  evidenced by this
Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.


Dated:  _____________________               X_______________________________
                                                   Signature
PLEASE INSERT SOCIAL SECURITY
OR TAXPAYER IDENTIFICATION NUMBER

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                                                   Address

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Signature Guaranteed

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                                   ASSIGNMENT
       To be Executed by the Registered Holder in Order to Assign Warrants

         For value received, __________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER

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                     (Please Print or Type Name and Address)

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represented by this Warrant Certificate,  and hereby irrevocably constitutes and appoints

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to transfer  this Warrant  Certificate  on the books of the  Company,  with full power of substitution in the premises.

Dated:  _____________________                    X____________________________
                                                         Signature

Signature Guaranteed

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the signature to the assignment or the subscription  form must correspond to the name as written upon the face of this warrant certificate in every particular, without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company or a member firm of the amercian stock exchange, new york stock exchange, pacific stock exchange or midwest stock exchange.